EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

NEWS RELEASE

April 26, 2006	Analyst Contact:	Susan Allen:	203.499.2409
	Media Contact:	Anita Steeves:	203.499.2901
		After Hours:	203.499.2812

UIL Holdings Continues with Strategic Realignment

UIL Announces Intention to Divest Xcelecom
UIL Revises Earnings Guidance
UIL Announces Stock Split
UIL Appoints James P. Torgerson as CEO of UI

UIL Holdings Corporation (NYSE: UIL) announced today that on April 24, 2006, the Board of Directors decided to divest its wholly-owned subsidiary, Xcelecom, Inc. This decision will complete the corporate strategic realignment to focus on its regulated subsidiary, The United Illuminating Company (UI).

UIL’s Intention to Divest Xcelecom

UIL intends to divest its wholly-owned specialty contracting and systems integration subsidiary, Xcelecom, Inc. This decision is consistent with the other divestitures that UIL has made in 2006, which allows strategic focus on the utility. The divestiture efforts for Xcelecom will be focused on parties that are in comparable businesses or would otherwise benefit from the addition of Xcelecom’s businesses.

“The divestitures of UIL’s investment in American Payment Systems, Cross-Sound Cable, Bridgeport Energy and now Xcelecom, which we believe to be a strong company, allow UIL to focus solely on its electric utility, The United Illuminating Company,” commented Nathaniel D. Woodson, UIL chairman and CEO. “This year, 2006 has proven to be a year of change for UIL. We now have four-year predictability of distribution rates; a major transmission investment underway, labor stability through a six-year collective bargaining agreement and, with these divestitures, the financial flexibility to fund our utility growth. We will be “back to basics” with UI as our growth engine driven by transmission investments, resulting in expected 5-8% compounded growth at UIL for 2007 - 2009.”

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UIL’s announcement of its intention to divest Xcelecom triggers certain accounting requirements, including reporting Xcelecom as a discontinued operation, beginning with the second quarter financial statements. UIL has reviewed the carrying value of Xcelecom and has determined a non-cash goodwill impairment charge of $85 million in the first quarter 2006 as a result of this review. The final charge may be higher or lower, depending on the results of the divestiture.

In addition, UIL is in a unique situation in that it has already incurred taxes on capital gains of approximately $92 million from the sale of American Payment Systems in 2004 and from the sale of Cross-Sound Cable (CSC) earlier this year. UIL will be able to offset this gain with losses that may be associated with the divestiture of Xcelecom. UIL will receive a cash benefit from the tax impacts, of approximately 40% of the loss upon completion of the sale.

The proceeds from the divestiture of Xcelecom and any cash tax benefits will add to the $96 million of cash on hand at UIL as of April 25, 2006. UIL plans to use the proceeds of the divestitures, along with funds from operations and additional borrowings, to fund the 2006 - 2009 $540 million capital expenditure program at UI.

UIL Revises Earnings Guidance

Based on all of these actions, management revises earnings guidance for continuing operations for 2006 to be $3.40 - $3.60 per share. The compounded earnings growth rate associated with continuing operations, excluding divested business, for 2007 - 2009 is now forecasted to be 5% to 8%. Total UIL earnings guidance for 2006, including divested businesses and Discontinued Operations, is $(0.30) - $(0.10) per share.

The table below shows the previously announced earnings guidance and the revised earnings guidance. We have separated the earnings from continuing operations into two areas, earnings from continuing operations, which includes UI and headquarters, and earnings from divested businesses that are included in continuing operations. The earnings of United Bridgeport Energy (UBE) and CSC are reported in continuing operations according to established accounting principles for minority investments.
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2006
	Previous Guidance	Revised Guidance
Continuing Operations
UI	$2.90 - $3.10	$2.90 - $3.10
Xcelecom*	$0.10 - $0.25
Headquarters	$(0.25) - $(0.15)	$(0.25) - $(0.15)
Subtotal	$2.90 - $3.00	$2.75 - $2.85

Divested Businesses in Continuing Ops.
CSC	$0.65 - $0.70	$0.70 - $0. 75
UBE	$(0.05) - $0	$(0.05) - $0
Subtotal	$0.60 - $0.70	$0.65 - $0.75

Total Continuing Operations	$3.50 - $3.70	$3.40 - $3.60

Discontinued Operations
Xcelecom*		$(3.80) - $(3.60)

Total UIL Holdings	$3.50 - $3.70	$(0.30) - $(0.10)

* Note: The impairment charge associated with the intention to divest Xcelecom was recorded in continuing operations in the first quarter of 2006, pursuant to accounting rules, and will be moved to discontinued operations in the second quarter.

Note: Business unit expectations are not intended to be additive to derive consolidated expectations.

UIL Announces Stock Split

The Board has approved a 5 for 3 common stock split of all outstanding shares. A stock split will reduce the stock price, which will make it more affordable for many investors interested in a high quality, high yield investment. UIL has been trading in the $45 - $56 per share range for the past year, which is high for a utility stock.

“With our strategic realignment complete and our focus on the utility and its earnings growth, we decided it was the time to split the stock,” commented Mr. Woodson.

The stock split will be payable on July 3, 2006 to stockholders of record as of June 6, 2006. The dividend level will be adjusted to reflect the 5 for 3 stock split for dividends that may be declared by the Board of Directors subsequent to July 3, 2006.
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UIL announces James P. Torgerson as CEO of UI

As part of the previously announced succession process, the Board of Directors also elected James P. Torgerson as Chief Executive Officer of The United Illuminating Company, replacing Mr. Woodson, in addition to his current position as President of UIL. Mr. Torgerson will focus on executing the strategic investment program at the utility. Mr. Woodson will remain Chairman of UI as well as Chairman and Chief Executive Officer of UIL Holdings and will focus his energy on the expeditious conclusion of the Xcelecom divestiture.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport and Xcelecom Inc., a leading provider of specialty contracting services and systems integration. For more information on UIL Holdings, visit us at http://www.uil.com.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the Corporation’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, timing factors, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of the Corporation’s subsidiaries. The foregoing and other factors are discussed and should be reviewed in the Corporation’s most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances
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